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                                                                   EXHIBIT 10.29

                        T/SF COMMUNICATIONS CORPORATION
                              T/SF HOLDINGS, LLC

                            KEY EMPLOYEE BONUS PLAN

Purpose. The purpose of this Key Employee Bonus Plan is to motivate and retain
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  key employees who are responsible for the attainment of the T/SF Group's primary long-term performance goals.

Definitions. As used in the Plan, the following terms shall have the indicated
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meanings:

    "Administrator" means T/SF's President and Chief Executive Officer or any committee or individual appointed by the board of directors of T/SF as Administrator of the Plan.

    "Annual EBITDA Budget" means the budgeted EBITDA for the specified Business Units prepared by management and approved by the Administrator for each Fiscal Year, as it may be adjusted by the Administrator to reflect special factors (including material changes in accounting policies or practices, material acquisitions or dispositions or other unusual or unplanned items) which, in the Administrator's sole judgment, should or should not be taken into account, in whole or part, in furtherance of the equitable administration of the Plan.

    "EBITDA" means the consolidated earnings of the specified Business Units of the T/SF Group before all interest, taxes, depreciation and amortization, excluding deductions attributable to the Plan and extraordinary or unusual nonrecurring items of income and expenses, as determined in accordance with generally accepted accounting principles. EBITDA for each Fiscal Year shall be calculated after taking into account the payment of any Bonuses with respect to that Fiscal Year.

    "Fiscal Year" means the period beginning on January 1 and ending on December 31.

    "LLC" means T/SF Holdings, LLC.

    "Participant" means any senior management employee of a member of the T/SF Group who is selected to participate in the Plan in accordance with Section 4.
    "Person" means any individual, partnership, firm, trust, corporation, limited liability company or other similar entity.

    "Plan" means this Key Employee Bonus Plan.

    "T/SF" means T/SF Communications Corporation, a Delaware corporation.

    "T/SF Group" means T/SF and any entity in which T/SF and its shareholders own all of the preferred and common equity interests.
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Administration. The Plan shall be administered by the Administrator. Subject to
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  the provisions of the Plan, the Administrator shall have the authority to (a)
  select the Participants; (b) determine the target amounts for each Participant; and (c) establish from time to time regulations for the administration of the Plan, interpret the Plan, delegate in writing administrative matters to employees or other persons, and make such other determinations and take such other action as it deems necessary or advisable for the administration of the Plan. All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all parties.

Participation. Participants in the Plan shall be limited to senior management
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  employees of the members of the T/SF Group who have been notified in writing by the Administrator that they have been selected to participate in the Plan.

Bonus Calculation. Participants in the Plan shall be eligible to receive a bonus
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  (the "Bonus") in an amount equal to a specified percentage (not to exceed 2%)
  of the Participant's base salary ("Base Salary") as of the end of that year for each 1% (rounded to the nearest whole percentage) by which EBITDA for that year exceeds ninety percent (90%) of the Annual EBITDA Budget for that year, provided that the maximum Bonus the Participant shall be entitled to receive with respect to any year shall be 50% of his or her Base Salary as of the end of that year. The Bonus for any year shall be paid not later than 30 days after delivery of the T/SF Group's audited financial statements for that year. The Bonus shall be payable to only those Participants who are employed by a member of the T/SF Group at the time for such payment.

No Claim or Right Under the Plan. No employee shall at any time have the right
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  to be selected as a Participant in the Plan or, having been selected as a
  Participant and granted a Bonus (unless earned as provided herein).

Taxes. T/SF or the LLC may make such provisions and take such steps as the
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  Administrator may determine necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to any Bonus payment under the Plan, including, but not limited to, deduction of the amount of withholding taxes from the amount otherwise payable to a Participant under the Plan.

No Liability. No officer, director or shareholder of the Administrator shall be
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  personally liable to any employee of T/SF or any other member of the T/SF
  Group by reason of any action taken on behalf of the Administrator in connection with the Plan or for any mistake of judgment made in good faith with respect to the Plan.

Amendment or Termination. The Administrator may, with prospective or retroactive
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  effect, amend, suspend or terminate the Plan or any portion of the Plan at any time.

Captions. The captions preceding the sections of the Plan have been included
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  solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provision of the Plan.

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Governing Law. The Plan and all rights under the Plan shall be governed by and
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  construed in accordance with the law of the State of New York applicable to agreements made and to be performed entirely within New York.

Effective Date. The Plan shall become effective as of January 1, 1998.
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